Exhibit 10.19

THIS AGREEMENT is made on 5 August 2024

BETWEEN:-

(1)	BOXASONE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Unit C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Hong Kong (the “BAO”); AND

(2)	FLEXSTREAM ASIA LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Flat 1005, 10/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong (the “FAL”).

WHEREAS:

BAO agrees to engage FAL and FAL agrees to provide to BAO the services as described in Schedule 1 (the “Services”), subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement, unless explicitly stated as otherwise, the expressions listed below shall have the following meanings:

(a)	“Fees” means the fees as specified in Schedule 1 payable by BAO from time to time to FAL for provision of the Services;

(b)	“HKIAC” is as defined in Clause 17.2;

(c)	“Business Day” means a day (other than a Saturday or Sunday) on which banks are generally open in Hong Kong for the transaction of normal banking business;

(d)	“Services” means the services as detailed in Schedule 1; and

(e)	“Term” means the term as specified in Schedule 1;

1.2	Where the context permits, words in the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3	The headings to the provisions of this Agreement are for ease of reference only and shall not affect the interpretation or construction of them.

1.4	References to clauses, schedules and annexes are, unless otherwise stated, to clauses, schedules and annexes of and to this Agreement which together form an integral part of this Agreement.

2.	PROVISION OF SERVICES

2.1	In consideration of BAO paying the Fees to FAL in the manner described in Clause 3, FAL agrees to provide the Services to BAO subject to the terms and conditions herein and in Schedule 1.

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2.2	BAO and FAL shall cooperate in good faith in all matters relating to the provision of Services including but not limited to obtaining all consents, licences or approvals necessary for FAL to fulfil its obligations hereunder.

2.3	BAO shall respect independent performance of the Services by FAL and shall communicate with FAL for any suggestions and FAL may assign, subcontract or delegate any rights, duties, obligations or liabilities under this Agreement to any third parties with the consent of BAO.

2.4	During the Term, FAL shall deliver the Support Services in accordance with the Service Levels as described in Schedule 2.

2.5	FAL acknowledges that its failure to meet a Service Level may have a material adverse impact on the system. If FAL fails to meet a Service Level, it shall:

(a)	forthwith give notice of the failure to BAO;

(b)	promptly investigate the underlying causes of the failure to meet the Service Level and prepare and deliver to BAO a report on the causes within five (5) Business Days after the date of notice;

(c)	forthwith take whatever action is necessary to minimise the impact of the failure and to correct the causes of the failure and advise BAO of the status of the remedial actions;

(d)	correct the fault (if capable of being corrected) and restore or if reasonably requested by BAO repeat the performance of the affected Support Services in accordance with the Service Level; and

(e)	take all reasonable action necessary to prevent any recurrence of the failure.

3.	PAYMENT

3.1	BAO shall pay the Fees to FAL for provision of the Services in the manner set out in Schedule 1. FAL shall not be responsible for all unforeseeable costs, tax, charges, and expenses incurred for and in connection with the provision of the Services by FAL except as expressly provided otherwise in this Agreement or approved in advance in writing by FAL.

3.2	All payment shall be made within thirty (30) days from the date of invoices issued by FAL to BAO.

3.3	Any delay in payment shall entitle FAL for the costs and expenses incurred in connection with the collection of overdue payments, whether made in or out of court, without prejudice to any rights or remedies legally available to FAL.

4.	TERMINATION

4.1	This Agreement shall terminate upon the expiry of the Term specified in Schedule 1 unless extended by mutual agreement by the parties in writing or terminated earlier pursuant to the terms of this Agreement.

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4.2	This Agreement may be terminated by either party with a 30 days’ notice without cause.

4.3	The expiration or termination of this Agreement for whatever cause shall be without prejudice to any pre-existing and/or accrued rights and obligations of the parties hereunder.

4.4	Clauses 5, 6, 7, 11, 12, 13, 14 and 17 and those terms which by their nature should survive termination shall continue to apply after expiration or termination of this Agreement for whatever reason.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Each party represents and warrants that it has the authority necessary to enter into this Agreement and to do all things necessary to procure the fulfilment of its obligations in terms of this Agreement.

5.2	FAL represents, warrants and undertakes that the services will be duly performed and completed in a diligent, professional and business-like manner.

6.	LIMITATION OF LIABILITY

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR FOR ANY LOSS OF REVENUE, DATA, OR PROFITS, AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE WARRANTIES AND REMEDIES PROVIDED HEREUNDER. THIS LIMITATION OF LIABILITY WILL APPLY WHETHER OR NOT THE OTHER PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.	CONFIDENTIALITY

7.1	The parties agree to keep and procure to be kept secret and confidential any and all written and/or oral information of any kind relating to the terms of this Agreement and the business of the other party obtained from the other party pursuant to this Agreement or prior to it and to disclose the same only to those of its employees or contractors directly involved with the services and only to the extent necessary for each of them to perform his duties under this Agreement. The parties shall impose the above obligation on these persons.

7.2	The foregoing obligations shall not apply, however, to any part of such information which:

a)	was already in the public domain or which becomes so through no fault of the receiving party;

b)	was already known to the receiving party prior to receipt thereof; or

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c)	was disclosed to the receiving party by a third party owing no duty of confidentiality towards the disclosing party in respect thereof.

7.3	Subject to the provisions in Clause 7.2 above, these obligations of confidentiality shall survive the expiration or termination of this Agreement.

8.	GENERAL PROVISIONS RELATING TO THE SYSTEM

8.1	BAO acknowledges that the intellectual property rights in all the specifications, source codes, computer programmes, materials and other documentation supplied by FAL to the BAO in any way connected with the System is vested in FAL and, upon the expiry or termination of this Agreement, BAO shall return to FAL all such specifications, source codes, computer programmes, materials and documentation and any copies thereof.

8.2	Upon the completion of Testing and Commissioning, BAO has the ownership of the system and database of the Smart Kiosk Solution. The customized version of the Smart Kiosk Solution initiated by BAO shall be owned by BAO.

8.3	FAL warrants that for the period of 3 years from the date of completion of Testing and Commissioning, FAL is obliged to repair and fix the Smart Kiosk Solution for the benefit of BAO upon any defects and systems errors. In any event that BAO require any system upgrade, FAL will provide support to BAO for the period of 3 years from the date of completion of Testing and Commissioning.

9.	ASSIGNMENT

9.1	Neither party shall assign or otherwise transfer its interest in this Agreement or its rights and obligations hereunder whether in whole or in part without the prior written consent of the other, except in circumstances of corporate succession by merger, consolidation, or other corporate reorganisation in relation to either party’s business.

10.	ENTIRE AGREEMENT

10.1	The parties hereto declare that this Agreement comprises the complete and exclusive agreement between them which supersedes all previous understandings, negotiations and proposals, whether oral or in writing. In case of any inconsistency, conflict with or ambiguity of any terms and conditions which are incorporated by reference, the terms and conditions of this Agreement shall prevail.

10.2	Save as expressly provided, no alteration, modification, amendment, waiver, consent or discharge shall be binding upon either party unless in writing and signed by both parties.

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11.	NOTICES

11.1	Any notice required to be given under this Agreement shall be in writing and shall be sent to the address of the party as specified in this Agreement or such other address as that party shall designate by notice given in accordance with the provisions of this Clause from time to time. Any such notice shall be delivered by hand or by registered prepaid post and shall be deemed to have been served if delivered by hand upon signed receipt by the appointed representative of either party for the time being or if by post 48 hours after the day of posting.

12.	LEGAL RELATIONSHIP

12.1	Nothing herein shall create or imply any employment, principal-agent, joint venture or partnership relationship between BAO on the one hand, and FAL on the other.

12.2	Either party acknowledges that it is not part of the other party’s organisation and shall have no authority to commit or to bind the other party in any way in connection with the business, affairs or otherwise of the other party.

13.	SEVERABILITY

13.1	In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

14.	WAIVER

14.1	No failure or delay on the part of any party to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by a party of any right, power or remedy. The rights, powers and remedies provided herein are cumulative and are not exclusive of any rights, powers or remedies at law.

15.	Force Majeure

15.1	Neither party shall be liable for any delays or failures attributable to its being affected by an Event of Force Majeure, but the party so affected shall use best endeavours to resume performance as quickly as possible and shall promptly give the other party full particulars of the failure or delay and consult with the other party concerning the failure or delay from time to time as appropriate. If any such delay or failure on the part of the FAL continues for a period of three (3) months, BAO shall be entitled to terminate this Agreement and/or any services provided under this Agreement immediately on giving written notice to FAL.

16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE

16.1	The parties do not intend any term of this Agreement to be enforceable by any person who is not a party to this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623), and the parties agree that this Agreement shall be excluded from the application of the Contracts (Rights of Third Parties) Ordinance (Cap 623).

17.	APPLICABLE LAW AND DISPUTE RESOLUTION

17.1	This Agreement shall be governed by, construed and enforced in accordance with the laws of Hong Kong SAR and the parties hereto agree to be subject to the non-exclusive jurisdiction of the courts of Hong Kong SAR.

17.2	Notwithstanding Clause 17.1, a complaining party shall have the option to refer any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, to arbitration in Hong Kong at the Hong Kong International Arbitration Centre (“HKIAC”) with three (3) arbitrators in accordance with the HKIAC Rules in force. Each party shall select one (1) arbitrator and the two (2) arbitrators shall select the third neutral arbitrator who shall be the Chairman of the arbitration panel. The language to be used in the arbitral proceedings shall be English.

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IN WITNESS WHEREOF this Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)
FOR AND ON BEHALF OF	)
BOXASONE LIMITED	)
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SIGNED BY	)
FOR AND ON BEHALF OF	)
FLEXSTREAM ASIA LIMITED	)
in the presence of:-)
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SCHEDULE 1

Part 1 - The Services

FAL shall provide to BAO the following services

1.	System Integration
2.	On-site Training
3.	Support Service

for the Smart Sales & Logistics Management System for up to 50 Sales Locations.

The User Terms & Conditions are stated in SCHEDULE 2.

Part 2 – Term and Fees

1.	Term:	One year commencing on 5 August 2024 (the “Initial Term”) unless terminated early pursuant to the terms and conditions of this Agreement.

2.	Fees:	BAO shall pay service fees for system integration and on-site training HK$31,700 for each sales locations and HK$40,000 each month for the monthly support services. BAO shall pay HK$2,065,000.00 when the first sales location completed the system integration.

SCHEDULE 2

User Terms & Conditions

1.	Service level

FAL will provide the service support as followings:

1.	Provide remote technical support and troubleshooting if any for the client side equipment

2.	Technical support by email and phone for the Hardware and Software in the business hours (Monday to Friday 09:30 – 17:30 and Saturday 09:30 – 12:30 Sundays and public holidays excluded), with next business day for on-site maintenance after receiving call.

3.	A hotline number agreed among the contractual parties will be provided. Time to Response on fault call is 4 hours from receiving call during office hours or next business day after office hours.

4.	After the 1st round remote diagnosis over the phone, an engineer will be dispatched to the site on the next Business Day for repair or replacement. If the fault is not covered under the warranty, an on-site checking fee of HK$500 will be payable per on-site visit.

5.	For parts that are not available during the first on-site visit, stock delivery or temporary loan units will be provided on the following business day on a best efforts basis.

Severity definitions

FAL shall observe the severity definitions below. Any change of the severity during the Term is subject to mutual agreement.

Severity	Definition
Catastrophic	●	Service unavailable;

	●	All End Users have no access to service;

	●	Entire Cloud Platforms down;

	●	Critical impact;

	●	No alternative available

High	●	Service unavailable or partially not available;

	●	Individual cloud platform failed;

	●	Single point of failure and / or performance issues;

	●	Part of End Users have no access to Cloud Platforms or Services;

	●	Critical impact, alternative and bypass available

Medium	●	Service unavailable or difficult to use;

	●	Major functions are not affected;

	●	Not critical but restricted function and some operational impact

Low	●	Component or service unusable;

	●	Bypass or workaround possible, no operational impact;

	●	Not critical, deferred maintenance acceptable;

	●	Incorrect system report;

	●	Documentation fault;

	●	Operation queries

Service Credit

FAL agrees that the payment of Service Credits is not a penalty and is a genuine pre-estimate of loss likely to be suffered by BAO in respect of a failure of Support Services to comply with any Service Level.

BAO will be entitled to a Service Credit for breach by FAL of the Service Levels. The Service Credit due for any such breach will be calculated as a percentage of the total Service Fees paid or payable under this Agreement for the affected End Users for the month in which the breach occurred. The applicable percentages are set out in the Service Level Agreement. The total Service Credits due under this Agreement for any month shall not exceed 100% of the total Service Fees payable by BAO to FAL under this Agreement for that month.

FAL will process Service Credit claims from BAO during the subsequent month and within forty-five (45) days of receipt.

Service Level Agreement (SLA)

The table below sets out the Service Level of Support Services.

Description	Severity	Response Time	Target Service Level (measure monthly)	Service Credit as a % of Service Fees for affected End Users
Incident Response Time	Catastrophic	1 hour	100%	8%
	High	1 hour	100%	8%
	Medium	6 hours	100%	8%
	Low	2 days	100%	8%
Incident Report	Catastrophic	2 working days	100%	20%
	High	2 working days	100%	10%
Repetition of Incidents	—	—	Zero	5%
Problem Resolution	Catastrophic	—	1 week (90%) 4 weeks (100%)	50%
	High	—	3 week (90%) 6 weeks (100%)	40%
	Medium	—	4 weeks (90%) 10 weeks (100%)	30%
	Low	—	6 weeks (90%) 15 weeks (100%)	20%
System / Service Availability	Catastrophic	—	99.5%	50%
	High	—	99%	40%
	Medium	—	98.5%	30%
	Low	—	98%	20%
Regular Performance Review Meeting	—	—	100%	Not Applicable
Preventive Maintenance	—	—	100%	Not Applicable

FAL shall also maintain the following service levels:

	Parameters of Standard Offer	Support Services	Service Credit as a % of Service Fees for affected End Users
Service Provisioning Lead Time
New Provision	Lead Time of Inventory Assignment, End User Account Creation, and Storage Quota Update	2 business days	10%
RMA	Lead time of RMA Confirmation, and Inventory Assignment	4 weeks	10%
	Lead time to Repair or Replace Faulty Units (Upon receiving faulty units from BAO)	30 days	Not Applicable
Suspension	Lead time to suspend Services	8 hours	5%
	Lead time to resume Services	8 hours	10%
Termination	Lead time to terminate Services	8 hours	5%
Lead Time and Frequency to provide reports
	License Activation and Usage Report	Monthly report	Not Applicable
	Storage Usage Report	Monthly report	Not Applicable
	SLA Report	Monthly report	Not Applicable

Support Escalation

The table below sets out the FAL people escalation of Support Services.

Title
1st Line	Project Manager
2nd Line	CTO
3rd Line	CEO

The table below sets out the Severity Escalation of Support Services.

Elapsed	Severity
Time	Catastrophic	High	Medium	Low
1 hour	Support Manager
4 hours	CTO	Support Manager
24 hours	CEO	CTO
48 hours
72 hours		CEO	Support Manager
96 hours			CTO	Support Manager